UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8‑A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

TRANSOCEAN LTD.

TRANSOCEAN INC.

(Exact name of registrant as specified in its charter)

Transocean Ltd.	Transocean Inc.
Switzerland	Cayman Islands
(State or Other Jurisdiction of Incorporation or Organization)	(State or Other Jurisdiction of Incorporation or Organization)
1381	6719
(Primary Standard Industrial Classification Code Number)	(Primary Standard Industrial Classification Code Number)
98-0599916	66-0582307
(I.R.S. Employer Identification No.)	(I.R.S. Employer Identification No.)
Turmstrasse 30	70 Harbour Drive
6312 Steinhausen, Switzerland	Grand Cayman, Cayman Islands KY1-1003
+41 (22) 930-9000	+1 (345) 745-4500
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive officers)	(Address, including zip code, and telephone number, including area code, of registrant’s principal executive officers)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
0.5% Exchangeable Senior Bonds due 2023	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), please check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), please check the following box. ◻

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ◻

Securities Act registration statement file number to which this form relates:

333‑220791 and 33‑220791‑01

Securities to be registered pursuant to Section 12(g) of the Act:

None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

Transocean Ltd. and Transocean Inc. (the “Registrants”) hereby incorporate by reference the description of their 0.5% Exchangeable Senior Bonds due 2023 to be registered hereunder contained in the Prospectus dated December 20, 2017, under the heading “Description of Transocean Exchangeable Bonds” in the Registrants’ Registration Statement on Form S‑4/A (File No. 333‑220791), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended.

Item 2. Exhibits.

The following exhibits are filed as part of this Registration Statement:

Exhibit No.	Description
4.1	Form of Indenture for 0.5% Exchangeable Senior Bonds due 2023

4.2	Form of 0.5% Exchangeable Senior Bonds due 2023 (incorporated by reference to Exhibit A of the form of indenture filed as Exhibit 4.1)

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrants have duly caused this registration statement to be signed on their behalf by the undersigned, thereto duly authorized.

Date: January 30, 2018

TRANSOCEAN LTD.

By:	/s/ JEREMY D. THIGPEN
	Name:	Jeremy D. Thigpen
	Title:	President and Chief Executive Officer

TRANSOCEAN INC.

By:	/s/ C. STEPHEN MCFADIN
	Name:	C. Stephen McFadin
	Title:	President